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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the use in this Amendment No. 6 to the Registration Statement on Form S-1 of our report dated May 5, 2005, except for Note 14 which is as of June 10, 2005, relating to the financial statements and financial statement schedule of Micrus Endovascular Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


San Jose, CA
June 10, 2005